UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

(Amendment No. 4)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENDRA LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0579295
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each classto be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each to purchase one share of Common Stock	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214724.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.0001 per share (the “Common Stock”), warrants, each to purchase one share of Common Stock (the “Warrants”), and units, each consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock (the “Units”), of ENDRA Life Sciences Inc. (the “Registrant”). The description of the Common Stock, the Warrants and the Units required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-214724) initially filed with the Securities and Exchange Commission on November 21, 2016, and as subsequently amended (the “Registration Statement”), under the caption “Description of the Securities We Are Offering,” and is incorporated herein by reference. The description of the Common Stock, the Warrants and the Units included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Ann Arbor, State of Michigan, on this 4th day of May, 2017.

ENDRA LIFE SCIENCES INC.

Date: May 4, 2017	By:	/s/ Francois Michelon
Name: Francois Michelon
Title: Chief Executive Officer and Director

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